Exhibit 99.1

Mark Miklos Named Leader of Sprit AeroSystems Defense & Space Unit

WICHITA, Kan., Jan. 18, 2023 – Spirit AeroSystems Holdings, Inc. [NYSE: SPR] today announced that Mark Miklos has been named Senior Vice President of the company’s Defense & Space business, effective April 1, 2023. Miklos will replace Duane Hawkins, current Executive Vice President; President Defense & Space, who has announced his intent to retire at the end of March 2023.

“We are pleased to have Mark Miklos lead Spirit’s growing Defense & Space business,” said Tom Gentile, President & CEO of Spirit AeroSystems. “Mark brings both industry experience and operational expertise to the role as he helps us further diversify Spirit’s portfolio. Also, we are grateful for Duane’s contributions across Spirit which includes both commercial and defense programs.”

Hawkins, who joined Spirit in 2013, will remain with the company in an advisory role following his retirement.

Miklos will become a member of the Spirit Executive Leadership Team, reporting directly to Gentile. He is currently Vice President in Spirit Defense & Space with responsibility for the company’s high-temperature composites business in Maine and the executive lead for the company’s hypersonics strategy.

Miklos joined Spirit in January 2020 as a part of the acquisition of Fiber Materials, Inc. (FMI). He was CEO of FMI for three years, from 2017 to 2020.

Prior to joining FMI in 2017, Miklos had more than 25 years of experience years leading manufacturing organizations in the advanced materials industry developing ceramics, high-temperature composites, and high purity alloy components for Aerospace and other high reliability applications. He previously served in various executive roles in public and privately held multinational companies. He holds a bachelor of arts degree from Baldwin Wallace University in Berea, Ohio.

On the web: www.spiritaero.com
On Twitter: @SpiritAero

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Contacts:

Media:	Forrest Gossett
(316) 371-6751
forrest.s.gossett@spiritaero.com

Investor Relations:	Aaron Hunt
(316) 523-7040
investorrelations@spiritaero.com

About Spirit AeroSystems Inc.

Spirit AeroSystems is one of the world’s largest manufacturers of aerostructures for commercial airplanes, defense platforms, and business/regional jets. With expertise in aluminum and advanced composite manufacturing solutions, the company’s core products include fuselages, integrated wings and wing components, pylons, and nacelles. Also, Spirit serves the aftermarket for commercial and business/regional jets. Headquartered in Wichita, Kansas, Spirit has facilities in the U.S., U.K., France, Malaysia and Morocco. More information is available at www.spiritaero.com.

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